EXHIBIT 99.1

For Immediate Release

PATH 1 NETWORK TECHNOLOGIES ANNOUNCES

SECOND QUARTER RESULTS

Quarterly Revenues Increase 32% and Gross Profits Increase over 80%

SAN DIEGO, CA– August 13, 2003 – Path 1 Network Technologies Inc. (Amex: PNO—Common Stock and PNO.u—Units), an industry leader in providing broadcast quality video over packet-based IP networks, announced the results of operations for its second quarter ended June 30, 2003.

Net revenue increased $173,000 or nearly 32% to $714,000, for the quarter ended June 30, 2003, compared to $541,000 during the three-month period ended June 30, 2002. Second quarter 2003 revenue came from sales of products for the video over IP transport market, license fees related to software upgrades for products sold to cable customers, and contract services related to new product development. In the six months ended June 30, 2003, revenue totaled $1,375,000, compared to revenue of $696,000 in the same period ended June 30, 2002, representing a nearly 98% increase year-on-year.

Second quarter 2003 gross profit increased nearly 82% to $498,000 from $274,000 compared to the same quarter last year. Second quarter 2003 margins reflected the Company first revenues from high definition video on demand software upgrades to standard definition video gateway products sold to its cable market customers during the past 15 months. Second quarter 2003 profit margins also benefited from the inclusion of high-margin contract engineering service revenue. For the six months ended June 30, 2003, gross profit margin was $803,000, compared to gross profit margin of $327,000 for the same period in 2002.

Net loss for the second quarter ended June 30, 2003 declined just over 35% to $997,000, or a net loss of $0.62 per share, compared to a net loss of $1,543,000, or a net loss of $1.05 per share, for the same quarter last year. For the six months ended June 30, 2003, net loss was $2,223,000, or a net less of $1.38 per share, compared to a net loss of $3,975,000, or a net loss of $2.61 per share, for the same period last year.

Significant highlights from this quarter and the first weeks of the third quarter include:

•	Completing a $13.5 million initial public offering (IPO)

•	Signing a worldwide OEM agreement with Scientific-Atlanta

•	Signing reseller and product development agreements with Aurora Networks

•	Establishing a reseller agreement with Frontiers of Japan, the company’s first VAR in the Asia Pacific Region

•	Delivering multiplexer versions of the Chameleon vidX IP to ASI Gateway which feature the ability to enable the operation of additional ports through software licenses

Path 1’s second quarter results follow its recent successful $13.5 million initial public offering of units, a reverse stock split and the listing of its units and common stock on the American Stock Exchange. All share and per share information contained in its second quarter results reflect the reverse stock split completed in July 2003. The financial statements do not reflect the initial public offering or the use of some of the offering proceeds to repurchase convertible debentures.

PATH 1 NETWORK TECHNOLOGIES INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in $ thousands except share data)

	June 30, 2003 (unaudited)	December 31, 2002 (audited)
ASSETS
Current assets
Cash and cash equivalents	$263	$396
Accounts receivable, net	554	438
Inventory	411	393
Other current assets	505	15

Total current assets	1,733	1,242
Property and equipment, net	143	220
Debt issuance costs, net	312	107
Other assets	48	64

Total Assets	$2,236	$1,633

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities
Accounts payable and accrued liabilities	$1,381	$930
Accrued compensation and benefits	208	157
Current portion of notes payable	998	863
Deferred revenue	5	61

Total current liabilities	2,592	2,011
Notes payable	1,211	161

Total liabilities	3,803	2,172

Stockholders’ deficit
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value; 40,000,000 shares authorized; 1,709,814 and 1,583,558 shares issued and outstanding at June 30, 2003, and December 31, 2002 respectively	2	2
Common stock to be issued	—	12
Additional paid-in capital	31,291	30,134
Deferred compensation	—	(50)
Accumulated deficit	(32,860)	(30,637)

Total stockholders’ deficit	(1,567)	(539)

Total Liabilities and Stockholders’ Deficit	$2,236	$1,633

PATH 1 NETWORK TECHNOLOGIES INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in $ thousands except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Revenues
Product sales	$228	$536	$826	$685
Contract services	244	5	307	11
License revenue	235	—	235	—
Other revenue	7	—	7	—

Total revenues	714	541	1,375	696

Cost of revenues
Cost of product sales	154	266	492	367
Cost of contract services	62	1	80	2

Total cost of revenues	216	267	572	369

Gross profit	498	274	803	327

Operating expenses, before depreciation and amortization
Engineering research and development	336	366	698	903
Sales and marketing	320	132	611	325
General and administrative	478	566	1,118	1,272
Stock-based compensation	25	73	50	173

Total operating expense, before depreciation and amortization	1,159	1,137	2,477	2,673

Depreciation and amortization expense
Depreciation expense	41	57	83	92
Amortization expense	45	—	71	73

Total depreciation and amortization	86	57	154	165

Total operating expense	1,245	1,194	2,631	2,838

Operating loss	(747)	(920)	(1,828)	(2,511)
Other income (expense)
Interest expense, net	(251)	(557)	(395)	(557)
Loss on sale of securities	—	—	—	(590)
Other income (expense)	1	—	—	—

Total other income (expense)	(250)	(557)	(395)	(1,147)

Loss from continuing operations	(997)	(1,477)	(2,223)	(3,658)
Discontinued operations	—	(66)	—	(317)

Net loss	$(997)	$(1,543)	$(2,223)	$(3,975)

Net loss per common share from continuing operations	$(0.62)	$(1.05)	$(1.38)	$(2.61)

Loss per common share—basic and diluted	$(0.62)	$(1.10)	$(1.38)	$(2.83)

Weighted average common shares outstanding—basic and diluted	1,615	1,404	1,615	1,404

PATH 1 NETWORK TECHNOLOGIES INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in $ thousands)

(Unaudited)

	Six Months Ended June 30,
	2003	2002
Cash flows from operating activities:
Net loss	$(2,223)	$(3,658)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	154	165
Amortization of deferred compensation	73	173
Accretion of debt discount & debt conversion expense	409	557
Notes issued for salary reduction	—	33
Loss on investment	—	596
Changes in assets and liabilities
Restricted cash	—	(46)
Accounts receivable	(116)	(227)
Inventory	(18)	6
Other current assets	(490)	112
Other assets	(260)	(219)
Accounts payable and accrued liabilities	450	27
Accrued compensation and benefits	51	(142)
Deferred revenue	(55)	74

Cash used in operations	(2,025)	(2,549)

Cash flows from investing activities:
Sale of marketable securities	—	578
Purchase of property and equipment	(6)	(90)

Cash provided by (used in) investing activities	(6)	488

Cash flows from financing activities:
Issuance of common stock	576	54
Issuance of convertible notes	1,322	2,281
Cash from extinguishment of shareholder notes	—	86

Cash provided by financing activities	1,898	2,421

Cash flows from continuing operations	(133)	360
Cash flows from discontinued operations	—	(174)

Increase (decrease) in cash and cash equivalents	(133)	186
Cash and cash equivalents, beginning of period	396	1,181

Cash and cash equivalents, end of period	$263	$1,367

Supplemental cash flow disclosures:
Issuance of common stock in Felber settlement	$—	$545

Capitalized debt issuance costs in connection with beneficial conversion charges and warrants	$439	$1,250

Conversion of notes to common stock issuable	$576	$9

About Path 1 Network Technologies Inc.

Path 1 Network Technologies Inc. develops products that enable the transportation and distribution of real-time, broadcast quality video over Internet Protocol networks. From the delivery and distribution of broadcast materials to Video on Demand (VOD), Path 1’s video infrastructure platforms allow high quality transmission of point-to-point, multipoint and multiplexed data over legacy IP systems. For additional information please visit www.path1.com or call 877/ONE-PATH (663-7284).

SAFE HARBOR STATEMENT: This news release contains “forward-looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. “Forward- looking statements” describe future expectations, plans, results, or strategies and are generally preceded by words such as “future”, “plan” or “planned”, “will” or “should”, “expected,” “anticipates”, “draft”, “eventually” or “projected”. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that our products may not achieve customer acceptance or that they will not perform as expected, that we might not achieve our planned financial results, that our financial results may fluctuate between and among reporting periods, and other risks identified in our annual report on Form 10-K and other filings with the SEC. You should consider these factors in evaluating the forward-looking statements included herein, and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof and Path 1 undertakes no obligation to update such statements.

Media Contact:	Investor Contact:

Kelly Foster	Robert B. Prag
The Townsend Group	Del Mar Consulting Group, Inc.
(858) 457-4888 x 143	(858) 794-9500
kfoster@townsendinc.com	bprag@delmarconsulting.com

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